[EXHIBIT] 12.1

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                     The Predecessor                                     The Company
                            -----------------------------------                -------------------------------

----------------------------------------------------------------------------------------------------------------------------

                           2/28/93         Year         1/1/95         9/8/95        Year           Year          Year
                           Through        Ended         Through       Through        Ended         Ended          Ended
                          12/31/93       12/31/94       9/8/95        6/30/96       6/30/97       6/30/98        6/30/99
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                                       In Thousands                                      In Thousands
----------------------------------------------------------------------------------------------------------------------------
Earnings:
  Pretax income from
  continuing operations   $ (4,908)     $ (5,947)      $ (5,485)      $ 5,057       $ 5,885      $ (29,682)       $(2,125)
----------------------------------------------------------------------------------------------------------------------------
Total fixed charges          2,846         3,636          2,963         1,375         5,343         15,404         18,183
----------------------------------------------------------------------------------------------------------------------------
                            ------         ------        ------         ------       ------         ------        ------
----------------------------------------------------------------------------------------------------------------------------
Total Earnings(1)         $ (2,062)     $ (2,311)      $ (2,522)      $ 6,432      $ 11,228      $ (14,278)      $ 16,058
----------------------------------------------------------------------------------------------------------------------------
                            ------         ------        ------         ------       ------         ------        ------
----------------------------------------------------------------------------------------------------------------------------
Fixed Charges:
 Interest expense,
 including amortization
 of deferred financing
 fees                      $ 2,182       $ 3,170        $ 2,576        $  687       $ 4,179       $ 13,405       $ 16,464
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Interest element
 of rentals(2)                 664           466            387           688         1,164          1,999          1,719
----------------------------------------------------------------------------------------------------------------------------
                            ------         ------        ------         ------       ------         ------        ------
----------------------------------------------------------------------------------------------------------------------------
Total Fixed Charges(1)     $ 2,846       $ 3,636        $ 2,963       $ 1,375       $ 5,343       $ 15,404       $ 18,183
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                            ------         ------        ------         ------       ------         ------        ------
----------------------------------------------------------------------------------------------------------------------------
Ratio of Earnings to
  Fixed Charges              --             --            --             4.68          2.10            --            --
----------------------------------------------------------------------------------------------------------------------------
Dollar Deficiency of
  Earnings to Fixed
  Charges(3)              $ (4,908)     $ (5,947)      $ (5,485)         --           --         $ (29,682)      $ (2,125)
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



--------
         (1) In computing the ratio of earnings to fixed charges: (a) "earnings" have been based on income from continuing operations before income taxes and fixed charges and (b) "fixed charges" consist of interest expense, including amortization of deferred financing fees and the estimated interest portion of rents.

         (2) The interest portion of rent expense was assumed to be one-third of the total rental expense.

         (3) For the periods from January 1, 1993 through February 28, 1993 and from March 1, 1993 through December 31, 1993, the year ended December 31, 1994, the period from January 1, 1995 through September 8, 1995, and the years ended June 30, 1999 and 1998, earnings are inadequate to cover fixed charges.

             REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULE II

To Color Spot Nurseries, Inc. and Subsidiaries:

We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of Color Spot Nurseries, Inc. and Subsidiaries included in this Form 10-K, and have issued our report thereon dated August 23, 1999. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. Schedule II, "Valuation and Qualifying Accounts," is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                             /s/  ARTHUR ANDERSEN LLP

San Francisco, California
  August 23, 1999


                                   Schedule II
                        Valuation and Qualifying Accounts

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
                                                                 Additions
                                             Balance at           Charged
                                            Beginning of        to Costs and     Deduction from     Balance at End
                                               Period             Expenses          Reserves           of Period
                                               ------             --------          --------           ---------
                                                                        (in thousands)
Valuation and qualifying accounts
deducted from the assets to which they
apply:

For the year ended June 30, 1999
Allowance for uncollectible accounts                 $3,084              $1,337            $2,567             $1,854

For the year ended June 30, 1998
Allowance for uncollectible accounts                 $1,661              $2,647            $1,224             $3,084

For the year ended June 30, 1997
Allowance for uncollectible accounts                   $524              $1,164               $27             $1,661